Exhibit 10.22

INTERACTIVE INTELLIGENCE, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

UNDER 1999 STOCK OPTION AND INCENTIVE PLAN

THIS AGREEMENT is made and entered into as of the [Day] of [Month], [Year], by and between Interactive Intelligence, Inc., an Indiana corporation (the "Company"), and [Name] ("Participant") pursuant to the terms, conditions, and limitations contained in the Interactive Intelligence, Inc. 1999 Stock Option and Incentive Plan (the "Plan"), a copy of which has been provided to the Participant and is incorporated herein by reference;

WITNESSETH:

WHEREAS, the Board of Directors has determined that the Participant is eligible for the grant of options under the Plan; and

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company for the Company to grant to the Participant an option to purchase Common Shares of the Company pursuant to the terms, conditions and limitations of the Plan and this Agreement; and

WHEREAS, the Participant desires to have the option to purchase Common Shares of the Company pursuant to the terms, conditions and limitations of the Plan and this Agreement; and

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant hereby agree as follows:

1. GRANT OF OPTION. The Company hereby grants to Participant, effective as of [Insert Effective Date of Grant] ("Option Date"), the right, privilege and option to purchase [Type Total Number of Shares (numeric number)] shares of Common Stock of the Company at the purchase price of [Typed Price per Share] Dollars [($_______)] per share (the "Option"), in the manner and subject to the terms and conditions provided in this Agreement and the Plan.

2. VESTING OF OPTION. The Option granted herein shall become exercisable for (a) twenty-five percent (25%) of the Option Shares on the first (1st) anniversary of the Option Date, (b) twenty-five percent (25%) of the Option Shares on the second (2nd) anniversary of the Option Date, (c) twenty-five percent (25%) of the Option Shares on the third (3rd) anniversary of the Option Date, and (d) twenty-five percent (25%) of the Option Shares on the fourth (4th) anniversary of the Option Date.

3. TIME AND EXERCISE OF OPTION. Subject to Sections 5, 6 and 7 below, at such time as the Option becomes exercisable pursuant to Sections 2 and 10, the Option may be exercised in whole or in part, from time to time, prior to the tenth (10th) anniversary of the Option Date.

4. METHOD OF EXERCISE. The Option shall be exercised by written notice directed to the Company in substantially the form attached hereto as Exhibit "A", accompanied by a check or other consideration contemplated by the Plan in full payment of the Exercise Price for the specified number of shares purchased. The Company shall make prompt delivery of the certificate or certificates for such shares, provided that if any law or regulation requires the Company to take any action with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action. Neither Participant nor any person claiming under or through him shall have any rights as a shareholder of the Company with respect to any of the Option Shares until full payment of the Exercise Price and delivery to him of certificates for such shares as provided herein.

5. TERMINATION FOR CAUSE. If the Participant incurs a Termination of Continuous Service for Cause, all rights under any Options granted to the Participant shall terminate immediately upon the Participant's Termination of Continuous Service, and the Participant shall (if the Committee in its sole discretion exercises its rights under Section 8(b) of the Plan within ten (10) days of such Termination of Continuous Service) repay to the Company within ten (10) days of the Committee's demand therefor the amount of any gain realized by the Participant upon any exercise within the 90-day period prior to the Termination of Continuous Service of any Options granted to such Participant under the Plan.

6. TERMINATION DUE TO RETIREMENT OR WITHOUT CAUSE OR VOLUNTARY TERMINATION. If the Continuous Service of a Participant is terminated by reason of Retirement, terminated by the Company without Cause, or by Voluntary Termination, the Participant may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of Termination of Continuous Service, but only within the period of one (1) month immediately succeeding the Participant's Termination of Continuous Service, and in no event after the applicable expiration dates of the Options. Any Option that is unvested or not exercisable on the date of Termination of Continuous Service shall terminate and be forfeited effective on such date.

7. DEATH OR DISABILITY OF PARTICIPANT. In the event of the Participant's death or disability, the Participant or the Participant's beneficiary, as the case may be, may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of Termination of Continuous Service, but only within the one (1) year period immediately succeeding the Participant's Termination of Continuous Service in the case of disability, and in no event after the applicable expiration date of the Options. Any Option that is unvested or not exercisable on the date of Termination of Continuous Service shall terminate and be forfeited effective on such date.

8. NON-TRANSFERABILITY OF OPTION. Except as otherwise determined by the Committee, the Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the life-time of Participant only by Participant.

9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR REORGANIZATION. The number of shares and price per share are subject to adjustment as provided in the Plan.

10. CHANGE IN CONTROL. The Option shall not become fully vested and exercisable in the event of a Change in Control. Notwithstanding a Change in Control, the provisions of Section 2 of this Agreement shall continue to govern the vesting and exercisability of the Option.

11. CONDITIONS UPON ISSUANCE OF SHARES. (a) Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Option, the Company may require Participant to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

12. RIGHT TO TERMINATE RELATIONSHIP. Nothing contained in this Agreement shall restrict the right of the Company to terminate the relationship of Participant at any time.

13. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Indiana.

15. TERMS OF PLAN CONTROL. All parties acknowledge that the Option is granted under and pursuant to the Plan, which shall govern all rights, interests, obligations and undertakings of both the Company and the Participant. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

IN WITNESS WHEREOF, the parties hereby have caused this Nonqualified Stock Option Agreement to be executed as of the day and year first written.

INTERACTIVE INTELLIGENCE, INC. or "COMPANY"	"PARTICIPANT"
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